    As filed with the Securities and Exchange Commission on February 21, 2002

                                             Registration No. __________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1993

                           FIRST STATE BANCORPORATION
             (Exact name of Registrant as Specified in its Charter)

                  New Mexico                             85-0366665
       (State or other jurisdiction of         (IRS Employer Identification No.)
        incorporation or organization)

                              7900 Jefferson, N.E.
                          Albuquerque, New Mexico 87109
                                 (505) 241-7500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           FIRST STATE BANCORPORATION
                             1993 STOCK OPTION PLAN
                            (Full title of the Plan)

                         Michael R. Stanford, President
                              7900 Jefferson, N.E.
                          Albuquerque, New Mexico 87109
                                 (505) 262-7500
(Name, address, and telephone number, including area code, of agent for service)
                                -----------------
                                 With copies to

Marshall G. Martin, Esq.                 Jeffrey W. Hellberg, Esq.
Hinkle, Hensley, Shanor & Martin, L.L.P. Hinkle, Hensley, Shanor & Martin,L.L.P.
500 Marquette, N.W., Suite 1300          1700 Bank One Center
Albuquerque, New Mexico 87102            Amarillo, Texas 79101
(505) 768-1500                           (806) 372-5569

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                               Proposed           Proposed            Amount
  Title of Securities                    Amount to be          Maximum            Maximum               Of
   to be Registered                       Registered           Offering           Aggregate        Registration
                                                               Price Per       Offering Price          Fee
                                                                Share
--------------------------------------------------------------------------------------------------------------------
Common Stock, No Par Value               130,000(1)            $22.00(2)        $2,860,000(2)         $263.12
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the First State Bancorporation 1993 Stock Option Plan, as amended (the "Plan"), may become subject to the Plan.

(2) Estimated solely to calculate the registration fee pursuant to Rule 457(h) based upon the average of the high and low sale price of the Company's Common Stock on February 20, 2002, as quoted on the Nasdaq National Market.

The Exhibit Index for this Registration Statement is on page 3.

                        PURPOSE OF REGISTRATION STATEMENT

         The purpose of this Registration Statement on Form S-8 is to register an additional 130,000 shares of Common Stock, no par value per share (the "Common Stock"), of First State Bancorporation, a New Mexico corporation (the "Registrant"), for issuance under the First State Bancorporation 1993 Stock Option Plan, as amended (the "Plan"), and, pursuant to Rule 416, any additional shares of Common Stock that may become available under the Plan in connection with stock dividends, stock splits, or similar transactions affecting the Common Stock generally. The Plan was also amended to prohibit any reduction in the exercise price (repricing) of previously fixed stock option awards granted under the Plan. Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities the contents of the Registrant's Registration Statement on Form S-8, No. 333-92795, are incorporated hereby reference.

                                   SIGNATURES

The Registrant. Pursuant to the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico, on February 20, 2002.

                                            FIRST STATE BANCORPORATION


                                            By:      Michael R. Stanford
                                                --------------------------------
                                                     Michael R. Stanford,
                                                     President


                                POWER OF ATTORNEY

         Each person whose signature appears below does hereby make, constitute, and appoint H. Patrick Dee and Brian C. Reinhardt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver, and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with all exhibits thereto and other documents in connection therewith, granting unto his attorney-in-fact and agent full power and authority to do and perform every act and thing necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that his attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

         Signatures                         Title                                            Date
         ----------                         -----                                            ----

  Michael R. Stanford                       President, Chief Executive                  February 20, 2002
-----------------------------               Officer, and a Director
Michael R. Stanford                         (Principal Executive Officer)

  H. Patrick Dee                            Executive Vice President,                   February 20, 2002
-----------------------------               Secretary, Treasurer, and
H. Patrick Dee                              Chief Operating Officer, and a
                                            Director

  Brian C. Reinhardt                        Executive Vice President and                February 20, 2002
-----------------------------               Chief Financial Officer (Principal
Brian C. Reinhardt                          Financial and Accounting Officer)


  Leonard J. DeLayo, Jr.                    Chairman of the Board and a                 February 20, 2002
-----------------------------               Director
Leonard J. DeLayo, Jr.

  Eloy A. Jeantete                          Director                                    February 20, 2002
-----------------------------
Eloy A. Jeantete

  Bradford M. Johnson                       Director                                    February 20, 2002
-----------------------------
Bradford M. Johnson

  Marshall G. Martin                        Director                                    February 20, 2002
-----------------------------
Marshall G. Martin

  Kevin L. Reid                             Director                                    February 20, 2002
-----------------------------
Kevin L. Reid

  Douglas M. Smith, M.D.                    Director                                    February 20, 2002
-----------------------------
Douglas M. Smith, M.D.

  Herman N. Wisenteiner                     Director                                    February 20, 2002
-----------------------------
Herman N. Wisenteiner

                                INDEX TO EXHIBITS

Number   Description of Exhibits

 4.1     Restated Articles of Incorporation of First State Bancorporation.  (1)

 4.2 Articles of Amendment to the Restated Articles of Incorporation of First State Bancorporation. (3)

 4.3     Bylaws of First State Bancorporation.  (3)

 4.4     Shareholder Protection Rights Agreement dated October 25, 1996.  (2)

 4.5     1993 Stock Option Plan of the Company, as amended. (4)

 5.0 Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P., relating to the legality of the Common Stock. (4)

23.1 Consent of Hinkle, Hensley, Shanor & Martin, L.L.P.(included in Exhibit 5.0). (4)

23.2     Consent of KPMG LLP.  (4)

--------------------------------------

(1) Incorporated by reference from the Company's Registration Statement on Form S-2, Commission File No. 333-24417, declared effective April 25, 1997.
(2) Incorporated by reference from the Company's Form 10-QSB for the quarter ended September 30, 1996.
(3) Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997.
(4)      Filed Herewith.